Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-162308) and Registration Statement on Form S-8 (Nos. 333-147069, 333-158389 and 333-165099) of Deltek, Inc. of our report dated February 24, 2010 relating to the financial statements of Maconomy A/S, which appears in the Current Report on Form 8-K of Deltek, Inc. dated September 21, 2010.

/s/ PricewaterhouseCoopers Statsautoriseret, Revisionsaktieselskab

Copenhagen, Denmark

September 21, 2010